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               [Buchalter, Nemer, Fields & Younger Letterhead]

                                       October 28, 1997




The Cheesecake Factory Incorporated
26950 Agoura Road
Calabasas Hills, California 91301

     RE: The Cheesecake Factory Incorporated Registration Statement on Form S-3 (Registration No. 333-36181)
          ----------------------------------------

Gentlemen:

     We have acted as counsel to The Cheesecake Factory Incorporated, a Delaware corporation (the "Company"), in connection with the registration of 2,675,000 shares of common stock, $.01 par value per share (the "Shares") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), pursuant to a registration statement on Form S-3 (No. 333-36181) (the "Registration Statement"). The Shares are registered on behalf of the Company and the selling stockholders named in the Registration Statement ("Selling Stockholders").

     This opinion is being delivered in accordance with the requirements of
Item 601(b)(5)(i) of Regulation S-K under the 1933 Act.

     In our capacity as counsel to the Company, we have reviewed such documents and made such inquiries as we have reasonably deemed necessary to enable us to render the opinion expressed below. In all such reviews we have made certain customary assumptions such as the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the lack of any undisclosed modifications, waivers, or amendments to any documents reviewed by us and the conformity to authentic original documents of all documents submitted to us as conformed or photostatic copies. For purposes of rendering this opinion, we have investigated such questions of law as we have deemed necessary.

     On the basis of the foregoing, and in reliance thereon and subject to the assumptions, qualifications, exceptions and limitations expressed herein, we are of the opinion that the Shares are duly authorized, legally issued, fully paid and non-assessable.

     This opinion is limited to the present laws of the State of California and of the United States of America, and the corporate laws of the State of Delaware.

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The Cheesecake Factory Incorporated
October 28, 1997
Page 2

     We hereby consent to reference of our opinion and name in the Prospectus which is part of the Registration Statement, and the inclusion of this opinion as Exhibit 5.1 to the Registration Statement.

                                       Very truly yours,

                                       BUCHALTER, NEMER, FIELDS & YOUNGER
                                       a Professional Corporation